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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT made this 11th day of June, 1998.

B E T W E E N:

COTT CORPORATION,
a corporation incorporated under the laws of Canada

(hereinafter referred to as the "Corporation")


OF THE FIRST PART

 - and -

FRANK E. WEISE III,
of the Town of Haverford, in the State of Pennsylvania

 (hereinafter referred to as the "Executive")

OF THE SECOND PART


     WHEREAS the Corporation and the Executive have agreed to enter into this Employment Agreement to formalize in writing the terms and conditions reached between them governing the Executive's employment;

     NOW THEREFORE in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:


ARTICLE 1 - COMMENCEMENT AND TERM

1.1 TERM. Subject to earlier termination in accordance with Article 5 hereof, the term of this Agreement shall commence on June 1, 1998 and shall continue for a maximum term ending on January 31, 2002 (the "Term"). The Term shall renew automatically for consecutive periods of one (1) year each, unless one party gives notice to the other that it does not wish to renew the then current Term (a "Notice of Non-Renewal"). To be effective, such Notice of Non-Renewal must be received by the receiving party not later than one hundred and eighty (180) days prior to the end of the relevant Term. In the event that a Notice of Non-Renewal is delivered, this Agreement and the employment of the Executive shall automatically end at the expiry of the then relevant Term without further obligation by the Corporation (except for the provisions of Articles 4 and 5 which shall continue in accordance with their terms).



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ARTICLE 2 - EMPLOYMENT

2.1 POSITION. Subject to the terms and conditions hereof, the Executive shall be employed by the Corporation in the office of President and Chief Executive Officer of the Corporation and shall perform such duties and exercise such powers and responsibilities of such office as are set forth in the Statement of Responsibilities - Chief Executive Officer attached hereto which has been approved by the board of directors, as are contained in the by-laws of the Corporation and as are otherwise prescribed or specified from time to time by the board of directors of the Corporation. The Executive shall also be appointed as a director of the Corporation as soon as practicable following execution hereof.

2.2 RESPONSIBILITIES. The Executive agrees to devote substantially all of his business time and attention to the business and affairs of the Corporation, to discharge the responsibilities assigned to the Executive, and to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. Other than for the Corporation and any of its subsidiary or related entities, or for directorships held by the Executive at the time of execution of this Agreement, the Executive shall not serve as a director or in a similar function with any other entities for the first 18 months of the Term but, thereafter, the Executive shall be entitled to serve as a director on external boards of directors, subject to the prior written approval of the Corporation. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that any or all of the foregoing activities do not materially interfere with the proper performance of his duties and responsibilities as the Corporation's President and Chief Executive Officer.

ARTICLE 3 - REMUNERATION

3.1 SALARY. During the Term, the Corporation shall pay the Executive a base salary (the "Base Salary") to be fixed by the board of directors of the Corporation from time to time, payable monthly in arrears. The Base Salary shall be not less than $425,000 per annum and shall be reviewed no less frequently than annually for increase in the discretion of the board of directors, it being understood that there is no mutual expectation of the parties that Base Salary will be increased during the period ending January 31, 2002.

3.2 BONUSES. The Executive shall be entitled to an annual performance-based bonus (the "Bonus") with a target of one hundred percent (100%) of his Base Salary as determined by the board of directors or a committee thereof, such Bonus to be based on the achievement of specific objectives to be established and mutually agreed upon on an annual basis. For the fiscal year ending January 31, 1999, the Corporation shall pay the Executive a bonus in the amount of $175,000. Bonuses shall be earned and payable only upon completion of the relevant fiscal year and provided the Executive shall continue to be actively and continuously employed for the full duration thereof, unless otherwise provided in Article 5.


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3.3      BENEFITS AND PERQUISITES.

         (a) The Executive shall be entitled to participate in all of the Corporation's group insurance benefit plans, currently including basic medical, extended health, dental, long term disability, travel and accident insurance. All plans are governed by their terms.

         (b) The Corporation shall provide the Executive with supplemental disability benefits which would pay the Executive, in the event of his termination for Disability (as defined in Section 5.1(c)), an amount equal to the sum of 60% of his Base Salary less the amount of any disability benefits provided under the Corporation's long-term disability plans. In the event that the Executive is totally or partially disabled and is not terminated for Disability, the Corporation shall ensure that he continue to receive all remuneration provided for under this Article 3.

         (c) The Executive shall have the use of a leased automobile or an automobile allowance, provided the cost to the Corporation shall not exceed a monthly amount of $1,000.

         (d) The Executive is not entitled to any other benefit or perquisite other than as specifically set out in this Agreement or agreed to in writing by the Corporation.

         The Executive understands and acknowledges that the perquisites contemplated by this Section 3.3 shall be recorded as taxable benefits within the meaning of the Income Tax Act (Canada) and will have comparable treatment under the United States Internal Revenue Code.

3.4 VACATION. The Executive shall be entitled to five weeks' vacation with pay annually. Such vacation shall be taken at a time or times acceptable to the Corporation having regard to its operations. Accumulated vacation may not be carried except with the written approval of the Corporation.

3.5      EXPENSES.

         (a) Consistent with its corporate policies as established from time-to-time, the Corporation agrees to reimburse the Executive for all expenses reasonably incurred in connection with the performance of his duties upon being provided with proper vouchers or receipts.

         (b) The Corporation agrees to reimburse to the Executive for legal and accounting expenses incurred in the negotiation and documentation of his employment arrangements with the Corporation to a maximum amount of $15,000 (such legal fees to be paid within 90 days).

         (c) Although the Corporation's principal executive offices are located in the Toronto, Ontario area, the Executive shall be under no obligation to relocate his personal residence to the Toronto area. The Corporation shall provide and maintain for the Executive suitable rental accommodations in the Toronto area mutually acceptable


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to the Corporation and the Executive acting reasonably, and pay any costs associated with the Executive's weekly commuting from Toronto to the Executive's residences in Vero Beach and/or Philadelphia. The Executive's spouse shall be entitled to make 12 round trips per year from her residence to Toronto at Corporation's expense.



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3.6      SHARE OPTION.

         (a) Effective on the date of this Agreement but conditional on the Executive complying with the provisions of subparagraph 3.6(b) below, the Corporation will grant and the Executive will accept an irrevocable option (the "Option") to purchase 1,300,000 common shares in the capital of the Corporation (the "Optioned Shares") at a price to be fixed by the Corporation's board of directors but equal to the closing share price on The Toronto Stock Exchange on the date prior to the public announcement of this Agreement. The Option may be exercised on a cumulative basis in respect of one-sixth (1/6) of the total Optioned Shares commencing on the sixth monthly anniversary of the date of grant, and thereafter in respect of one-thirtieth (1/30) the total unvested Optioned Shares on each of the next 30 monthly anniversaries of this Agreement. The Option shall expire in respect of Optioned Shares not theretofore acquired thereunder or in respect of which rights shall not otherwise have terminated on the seventh annual anniversary of the date of grant.

         (b) As a condition precedent of the exercise of the Option (or any portion thereof), Subject to regulatory approval (which the Corporation undertakes to seek), the Corporation agrees to issue and sell to the Executive 100,000 previously unissued common shares in its capital stock (the "Issued Shares"), which will be issued as fully paid and non-assessable at an issue price (the "Issue Price") equal to the closing market price on The Toronto Stock Exchange on the date prior to the first public announcement of the Executive's employment hereunder against cash payment by the Executive of an amount equal to 100,000 times the Issue Price. If such regulatory approval is not received the Executive agrees to purchase on the open market 200,000 previously issued common shares in the Corporation within 30 days of this Agreement (less the number of such shares held by the Executive on the date of this Agreement) and to hold at least that number of shares (as adjusted to reflect subdivisions, consolidations or other share capital reorganizations) at the time of each exercise of the Option, if the Executive is still an employee of the Corporation at the time of such exercise, failing which the Option shall not be exercisable in respect of the then unexercised portion thereof. If the Executive is required to purchase common shares in the open market at a price in excess of the Issue Price, the Corporation will reimburse the excess amount to the Executive (grossed up to provide the Executive with an effective after-tax cost on the purchased shares equal to the Issue Price). The Executive shall maintain no less than 200,000 common shares in the Corporation (adjusted as aforesaid) for the duration of his employment with the Corporation and shall provide evidence of the shares held by him as may be required by the Corporation from time-to-time.

         (c) The Executive covenants that he will comply with all applicable securities laws and the Corporation's Insider Trading Policy and Insider Reporting Procedures (copies of which have been provided to the Executive) in respect of the Optioned Shares issued to the Executive and other shares of the Corporation acquired by the Executive.

         (d) All of the Executive's rights in respect of the Option in the Optioned Shares shall be governed by the terms and conditions set out in the Restated 1986 Common Share Option Plan of the Corporation as amended through September 4, 1997, as it may be amended from time to time, a copy of which has been provided to the Executive, the provisions of which are incorporated into this Agreement by reference.



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         (e) The Executive understands that the Issued Shares have not been and will not be registered under the United States Securities Act of 1933 (the "Securities Act") or any applicable state securities laws and that the contemplated sale is being made in reliance on a private placement exemption under the 1933 Act.

         (f) The Executive has had access to such information concerning the Corporation as he has considered necessary in connection with its investment decision to acquire the Issued Shares and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Issued Shares and is able to bear the economic risks of such investment.

         (g) The Executive is an Accredited Investor as confirmed in the Accredited Investor Questionnaire attached hereto as Exhibit A and is acquiring the Issued Shares for his own account, and not with a view to any resale, distribution or other disposition of the Issued Shares in violation of the United States securities laws or applicable state securities laws.

         (h) The Executive understands that if he decides to offer, sell or other-wise transfer any of the Issued Shares, such Shares may be offered, sold or otherwise transferred only, (i) to the Corporation, (ii) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, or (iii) inside the United States in accordance with the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available, or (iv) pursuant to an effective registration statement, and that the certificate representing the Issued Shares will bear a legend to the foregoing effect.

ARTICLE 4 - COVENANTS OF THE PARTIES

4.1      CONFIDENTIALITY.

         (a) The Executive acknowledges that in the course of carrying out, performing and fulfilling his obligations to the Corporation hereunder, the Executive will have access to and will be entrusted with information that would reasonably be considered confidential to the Corporation or its Affiliates, the disclosure of which to competitors of the Corporation or its Affiliates or to the general public, will be highly detrimental to the best interests of the Corporation or its Affiliates. Such information includes, without limitation, trade secrets, know-how, marketing plans and techniques, cost figures, client lists, software, and information relating to employees, suppliers, customers and persons in contractual relationship with the Corporation. Except as may be required in the course of carrying out his duties hereunder, the Executive covenants and agrees that he will not disclose, for the duration of this Agreement or at any time thereafter, any of such information to any person, other than to the directors, officers, employees or agents of the Corporation that have a need to know such information, nor shall the Executive use or exploit, directly or indirectly, such information for any purpose other than for the purposes of the Corporation (subject to his rights and obligations under Section 3.6), nor will he disclose nor use for any purpose, other than for those of the Corporation or its Affiliates or any other information which he may acquire during his employment with respect to the business


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and affairs of the Corporation or its Affiliates. Notwithstanding all of the
foregoing, the Executive shall be entitled to disclose such information if required pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, provided that the Executive shall first have:

          (i)  notified the Corporation;

          (ii) consulted with the Corporation on the advisability of taking steps to resist such requirements;

         (iii) if the disclosure is required or deemed advisable, cooperate with the Corporation in an attempt to obtain an order or other assurance that such information will be accorded confidential treatment.

         (b) For the purposes of this Agreement, "Affiliate" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directs or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to: (i) vote 50% or more of the outstanding voting securities of such person or entity, or (ii) otherwise direct or significantly influence the management or policies of such person or entity by contract or otherwise.

4.2 INVENTIONS. The Executive acknowledges and agrees that all right, title and interest in and to any information, trade secrets, advances, discoveries, improvements, research materials and data bases made or conceived by the Executive prior to or during his employment relating to the business or affairs of the Corporation, shall belong to the Corporation. In connection with the foregoing, the Executive agrees to execute any assignments and/or acknowledgements as may be requested by the board of directors from time to time.

4.3 CORPORATE OPPORTUNITIES. Any business opportunities related to the business of the Corporation which become known to the Executive during his employment hereunder must be fully disclosed and made available to the Corporation by the Executive, and the Executive agrees not to take or attempt to take any action if the result would be to divert from the Corporation any opportunity which is within the scope of its business.

4.4      RESTRICTIVE COVENANTS

         (a) The Executive will not at any time, without the prior written consent of the Corporation, during the Term of this Agreement or for a period of 24 months after the termination of this Agreement or the Executive's employment (regardless of the reason for such termination), either individually or in partnership, jointly or in conjunction with any other person or persons, firm, association, syndicate, company or corporation, whether as agent, shareholder, employee, consultant, or in any manner whatsoever, directly or indirectly:


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               (i)  anywhere in the Territory, engage in, carry on or otherwise have any interest in, advise, lend money to, guarantee the debts or obligations of, permit the Executive's name to be used in connection with any business which is competitive to the Business or which provides the same or substantially similar services as the Business;

               (ii) for the purpose of competing with any business of the
                    Corporation, solicit, interfere with, accept any business from or render any services to anyone who is a client or a prospective client of the Corporation or any Affiliate at the time Executive ceased to be employed by the Corporation or who was a client during the 12 months immediately preceding such time;

              (iii) solicit or offer employment to any person employed or engaged by the Corporation or any Affiliate at the time the Executive ceased to be employed by the Corporation or who was an employee or during the 12 month period immediately preceding such time.

     (b)  For the purposes of this Agreement:

               (i) "Territory" shall mean Canada, the United States and the United Kingdom;

               (ii) "Business" shall mean the business of manufacturing, selling and distributing non-alcoholic beverages.

         (c) Nothing in this Agreement, shall prohibit or restrict the Executive from holding or becoming beneficially interested in up to one (1%) percent of any class of securities in any corporation provided that such class of securities are listed on a recognized stock exchange in Canada or the United States.


4.5      GENERAL PROVISIONS

         (a) The Executive acknowledges and agrees that in the event of a breach of the covenants, provisions and restrictions in this Article 4, the Corporation's remedy in the form of monetary damages will be inadequate and that the Corporation shall be and is hereby authorized and entitled, in addition to all other rights and remedies available to it, to apply for and obtain from a court of competent jurisdiction interim and permanent injunctive relief and an accounting of all profits and benefits arising out of such breach.

         (b) The parties acknowledge that the restrictions in this Article 4 are reasonable in all of the circumstances and the Executive acknowledges that the operation of restrictions contained in this Article 4 may seriously constrain his freedom to seek other remunerative employment. If any of the restrictions are determined to be unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Corporation but would be valid, for example, if the scope of their time periods or geographic areas were limited, the parties consent to the


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court making such modifications as may be required and such restrictions shall apply with such modifications as may be necessary to make them valid and effective.

         (c) Each and every provision of these Sections 4.1, 4.2, 4.3, 4.4 and
4.5 shall survive the termination of this Agreement or the Executive's employment hereunder (regardless of the reason or such termination).

ARTICLE 5 - TERMINATION OF EMPLOYMENT

5.1 TERMINATION BY THE CORPORATION FOR JUST CAUSE, DISABILITY OR DEATH OR NON-RENEWAL OF TERM

         (a) The Corporation may terminate this Agreement and the Executive's employment hereunder without payment of any compensation either by way of anticipated earnings or damages of any kind at any time for Just Cause, Disability or death of the Executive, or at the expiry of the term subsequent to the delivery of a Notice of Non-Renewal.

         (b)      "Just Cause" shall mean:

               (i) misconduct or dishonesty in the discharge of his duties hereunder;

               (ii) theft or misappropriation of the Corporation's property;

              (iii) alcoholism or addiction to a substance which materially impairs the Executive's ability to perform his duties hereunder;

               (iv) breach of fiduciary duties;

               (v) incompetence or gross negligence in the performance of the Executive's duties; or

               (vi) the Executive commits a material breach of this Agreement and fails to remedy same, after notice from the Corporation, within a period which is reasonable in the circumstances.

         (c) For the purposes of this Agreement, "Disability" shall have occurred if the Executive has been unable due to illness, disease, or mental or physical disability (in the opinion of a qualified medical practitioner who is satisfactory to the Executive and the Corporation acting reasonably), to fulfil his obligations hereunder either for any consecutive six (6) month period or for any period of 9 months (whether or not consecutive) in any consecutive 12 month period, or the Executive has been declared by a court of competent jurisdiction to be mentally incompetent or incapable of managing his affairs.

         If the Executive and the Corporation cannot agree on a qualified medical practitioner, each party shall select a medical practitioner, and the two practitioners shall select a third who shall be the approved medical practitioner for this purpose.



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5.2 TERMINATION BY THE EMPLOYER WITHOUT CAUSE. If the Executive's employment is terminated by the Corporation for any reason other than for Just Cause, Disability or death of the Executive, or expiry of the Term subsequent to the delivery of a Notice of Non-Renewal, then the following provisions shall apply:

     (a) The Corporation shall pay forthwith to the Executive or as he may direct, a lump sum amount equal to the greater of:

                    (i) the Base Salary and the Bonus, calculated as the average of the Bonuses paid or payable to the Executive in respect of the most recent two completed fiscal years (except, in the event that two fiscal years have not been completed as of the date of termination, in which case the most recent Bonus shall be utilized, and that the Bonus payable in respect of the fiscal year ending January 31, 1999 shall be pro-rated) for the balance of the Term; or

                    (ii) 24 months' Base Salary and Bonus (based on the average of the Bonuses paid or payable to the Executive in respect of the most recent two completed fiscal years except, in the event that two fiscal years have not been completed as of the date of termination, in which case the most recent Bonus shall be utilized, and the Bonus payable in respect of the fiscal year ending January 31, 1999 shall be pro-rated); and

                   (iii) apro rated Bonus for the year in which Executive's
                         termination occurs (calculated on the same basis as indicated in Section 5.2(a)(i) above).

         (b) The Corporation shall, to the extent it may do so legally and in compliance with the Corporation's benefit plans in existence from time to time, continue all group insurance benefits at a level equivalent to those provided to the Executive immediately prior to the termination for a period until the date which is the latest of:

                    (i)  the expiry of the Term; or

                    (ii) 24 months following the date of termination.

provided that, (a) the benefits contemplated by this sub-paragraph shall terminate on the date the Executive obtains alternate employment providing comparable benefits; and (b) if the Corporation cannot continue any particular group insurance benefit, the Corporation shall reimburse the Executive for any expenses incurred by the Executive to replace such group insurance benefit.

5.3      TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

         (a) The Executive may terminate this Agreement at any time for Good Reason upon the occurrence, without the express written consent of the Executive, of any of the following:



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                    (i)  a reduction in the Executive's then current Base Salary or target award opportunity under the Corporation's annual bonus plan or long-term performance incentive or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applicable to all executive officers of the Corporation);

                    (ii) the failure to elect or reelect the Executive to any of the positions described in Section 2.1 above (other than the position of director of the Corporation) or removal of him from any such position;

                   (iii) a material diminution in the Executive's duties or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the President and Chief Executive Officer of the Corporation;

                    (iv) the failure to continue the Executive's participation in any incentive compensation plan unless a plan providing a substantially similar opportunity is substituted;

                    (v) the failure of the Corporation to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Corporation within 15 days after a written request to that effect by the Executive following a merger, consolidation, sale or similar transaction, unless the Executive shall have received the opinion of counsel to the Corporation that such transaction does not have an adverse legal affect on the rights of the Executive hereunder;

          which, in any of the foregoing events, has not been remedied or cured by the Corporation within a reasonable period after notice from the Executive.

         (b) In the event Executive terminates this Agreement for Good Reason, he shall be entitled to the same payments and benefits as provided in Section
5.2 above.

5.4      TERMINATION UPON A CHANGE OF CONTROL.

         (a) If, following a Change in Control, the Executive's employment is terminated without Just Cause or the Executive terminates his employment for Good Reason, the Executive shall be entitled to the payments and benefits provided in this Section 5.4. Also, immediately following a Change in Control, all amounts, entitlements or benefits in which Executive is not vested shall become fully vested. The Executive may terminate his employment at any time for Good Reason upon the occurrence of a Change of Control by providing written notice to the Corporation within six months of the occurrence of such Change of Control and the effective date of such termination and the termination of the Executive's employment shall be 30 days from the date of such written notice.



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         (b) For the purposes of this Agreement, a "Change of Control" shall mean: (i) the occurrence, at any time during the Term of any person or group of persons acting jointly or in concert acquiring more than 50% of the outstanding voting shares in the Corporation, whether by way of takeover bid, merger, amalgamation or otherwise; (ii) a sale by the Corporation of all or substantially all of the Corporation's undertaking and assets; or (iii) the voluntary liquidation, dissolution or winding-up of the Corporation, in connection with which a distribution is made to the holders of the Corporation's common shares.

         (c) In the event of termination of the Executive's employment pursuant to this Section 5.3, then the following provisions shall apply:

                    (i) The Corporation shall pay forthwith to the Executive or as he may direct, a lump sum amount equal to 36 months Basic Salary plus the average of the Bonuses paid or payable to the Executive in respect of the most recent two completed fiscal years (except in the event that two fiscal years have not been completed as of the date of termination, in which case the most recent Bonus shall be utilized, and further, it is recognized that the Bonus payable in respect of the fiscal year ending January 31, 1999 shall be pro-rated); and

                    (ii) The Corporation shall continue, to the extent it may do so legally and in compliance with the Corporation's benefit plans in existence from time to time, all group and insurance benefits at a level equivalent to those provided to those provided to the Executive immediately prior to the termination for a period of 36 months following the date of termination, provided that, if the Corporation cannot continue any particular group insurance benefit, the Corporation shall reimburse the Executive for any expenses incurred by the Executive to replace such group insurance benefit.

                    (iii)In the event that the termination of the Executive's
                         employment is for one of the reasons set forth in this
                         Section 5.4 and the aggregate of all payments or benefits made or provided to the Executive under this
                         Section 5.4 and under all other plans and programs of the Corporation (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the United States Internal Revenue Code, the Corporation shall pay to the Executive, prior to the time any excise tax imposed by
                         Section 4999 of the Internal Revenue Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this 5.4(c)(iii) shall be made by an independent auditor (the "Auditor") jointly selected by the Corporation and the Executive and paid by the Corporation. The Auditor shall be a


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                              nationally recognized United States public
                              accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Corporation or any Affiliate thereof. If the Executive and the Corporation cannot agree on the firm to serve as the Auditor, then the Executive and the Corporation shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

                    (iv) In the event of any termination of employment under this Article 5, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due to the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Article 5.

                    (v)       Nature of Payments. Any amounts due under this
                              Article 5 are in the nature of severance payments considered to be reasonable by the Corporation and are not in the nature of a penalty.

5.5 VOLUNTARY RESIGNATION. In the event the Executive wishes to resign his employment voluntarily, he shall provide six months' notice in writing to the Corporation. The Corporation may waive such notice in whole or in part by paying the Executive's Base Salary and continuing his group benefits and perquisites to the effective date of resignation.

5.6 PAYMENT TO DATE OF TERMINATION. Regardless of the reasons for the termination, the Corporation shall make payment to the Executive to the effective date of termination for all Base Salary, any accrued but unpaid vacation entitlements, any earned but unpaid Bonus and any other amounts earned, accrued or owing to the Executive but not yet paid as well as other or additional benefits in accordance with applicable plans or programs of the Corporation.

5.7 RETURN OF PROPERTY. Upon any termination of this Agreement, the Executive shall forthwith deliver or caused to be delivered to the Corporation all books, documents, computer disks and diskettes and other electronic data, effects, money, securities or other property belonging to the Corporation or for which the Corporation is liable to others, which are in the possession, charge, control or custody of the Executive.

5.8 RELEASE. The Executive acknowledges and agrees that the payments pursuant to this Article shall be in full satisfaction of all terms of termination of his employment, including termination pay and severance pay pursuant to the Employment Standards Act (Ontario) as amended from time to time. Except as otherwise provided in this Article, the Executive shall not be entitled to any further termination payments, damages or compensation whatsoever. As a condition precedent to any payment pursuant to this Article, the Executive agrees to deliver to the Corporation prior to any such payment, a full and final release from all actions or claims in connection therewith in favour of the Corporation, its affiliates, subsidiaries, directors, officers, employees and agents, in a form reasonably satisfactory to the Corporation.

5.9 SET-OFF. Upon termination, howsoever caused, the Executive authorizes the Corporation to deduct from any payment due to him pursuant to this Agreement, any amounts owed to the Corporation howsoever caused, including by reason of purchases, advances, loans, or in recompense for damages to or lawful property and equipment. This provision shall be applied so as not to conflict with any applicable legislation.

5.10 PROVINCIAL LEGISLATION. All payments made and notice given pursuant to this
Article 5 shall include notice of termination and severance pay as defined in the Employment Standards Act (Ontario) as it may from time to time be amended, the provisions of which are deemed to be incorporated into this Agreement and shall prevail to the extent greater.

ARTICLE 6 - DIRECTORS AND OFFICERS

6.1 RESIGNATION. If the Executive is a director or officer at the relevant time, the Executive agrees that after termination of his employment with the Corporation he will tender his resignation from any position he may hold as an officer or director of the Corporation or any of its affiliated or related companies.

6.2 INSURANCE. The Corporation shall maintain such directors' and officers' liability insurance for the benefit of the Executive in accordance with corporate policies and as generally provided to the directors of the Corporation.

6.3 INDEMNIFICATION. The Corporation agrees that, if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Corporation to the fullest extent legally permitted or authorized by the Corporation's certificate of incorporation or bylaws or resolutions of the Corporation's Board of Directors or, if greater, by the laws of the Province of Ontario, and the Federal Laws of Canada applicable to the Corporation, against all cost, expense, liability, and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Corporation or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Corporation shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Corporation of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

ARTICLE 7 - ARBITRATION

7.1 All matters in difference between the parties in relation to this Agreement, shall be referred to the arbitration of a single arbitrator, if the parties agree upon one, otherwise to three arbitrators, one to be appointed by the Corporation and one to be appointed by the Executive and a third to be chosen by the first two arbitrators named before they enter upon the business of arbitration. The arbitration shall be conducted in accordance with the Arbitrations Act (Ontario) as it may from time to time be amended. The award and determination of the arbitrator or arbitrators or any of two of three arbitrators shall be binding upon the parties and their respective heirs, executors, administrators and assigns.

ARTICLE 8 - CONTRACT PROVISIONS

8.1 HEADINGS. The headings of the Articles and paragraphs herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

8.2 INDEPENDENT ADVICE. The Corporation and the Executive acknowledge and agree that they have each obtained independent legal advice in connection with this Agreement and they further acknowledge and agree that they have read, understand and agree with all of the terms hereof and that they are executing this Agreement voluntarily and in good faith.

8.3 GENDER. Words denoting any gender include both genders.

8.4 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Agreement.

8.5 ENTIRE AGREEMENT. This Agreement, together with the plans and documents referred to herein, constitutes and expresses the whole agreement of the parties hereto with reference to any of the matters or things herein provided for or herein before discussed or mentioned with reference to such employment of the Executive. All promises, representations, collateral agreements and understandings not expressly incorporated in this Agreement are hereby superseded by this Agreement.

8.6 SEVERABILITY. If any provision contained herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision herein and each such provision is deemed to be separate and distinct.

8.7 NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if personally delivered, delivered by facsimile transmission (with confirmation of receipt) or mailed by prepaid registered mail addressed as follows:

          (a)       in the case of the Corporation:

                    Cott Corporation
                    207 Queen's Quay West
                    Suite 800
                    Toronto, Ontario
                    M5J 1A7

                    Attention:  Chairman

          (b)       in the case of the Executive:

                    to the last address of the Executive
                    in the records of the Corporation
                    and its subsidiaries

or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if personally delivered, or if delivered by facsimile transmission or mailed as aforesaid, upon the date shown on the facsimile confirmation of receipt or on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.

8.8 SUCCESSORS. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective personal or legal representatives, heirs, executors, administrators, successors and assigns.

8.9 TAXES. All payments under this Agreement shall be subject to withholding of such amounts, if any, relating to tax or other payroll deductions as the Corporation may reasonably determine and should withhold pursuant to any applicable law or regulation.

8.10 CURRENCY. All dollar amounts set forth or referred to in this Agreement refer to U.S. currency.

8.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       COTT CORPORATION


                                       Per:     /s/ Fraser D. Latta

                                       I have authority to bind the Corporation

SIGNED, SEALED & DELIVERED  )
  in the presence of        )
                            )
Paul K. Henderson           )
                            )          /s/ Frank E. Weise
                                       FRANK E. WEISE III

                                    EXHIBIT A


                        ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned, as a purchaser of Common Shares (collectively the "Securities") of Cott Corporation (the "Corporation"), has represented that the undersigned is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The undersigned has indicated below the categories which it, he or she satisfies, or if he or she is purchasing for the account of another accredited investor, which such accredited investor satisfies.

The undersigned understands that the Corporation is relying on this information in determining to sell securities to the undersigned in a manner exempt from the registration requirements of the 1933 Act and applicable state securities laws.

(a)       ACCREDITED INVESTOR STATUS

          The undersigned represents and warrants that he is [CHECK EACH APPLICABLE ITEM]:

          (a) A bank, as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity.

          (b) A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended.

          (c) An insurance company (as defined in Section 2(13) of the 1933 Act).

          (d) An investment company registered under the United States Investment Company Act of 1940 (the "1940 Act").

          (e) A business development company (as defined in Section 2(a)(48) of the 1940 Act).

          (f) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958.

          (g) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S. $5,000,000.

          (h) An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 ("ERISA") (1) whose investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or (2) having total assets in excess of U.S. $5,000,000, or (3) if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

          (i) A private business development company (as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940).

          (j) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, having total assets in excess of U.S. $5,000,000.

          (k)       A director or executive officer of the Company.

          (l) A natural person with individual net worth, or joint net worth with his spouse, at the time of purchase in excess of U.S. $1,000,000.

          (m) A natural person with an individual income in excess of U.S. $200,000 in each of the last two years or joint income with his spouse in excess of U.S. $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year.

          (n) A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section Rule 506 (b)(2)(ii) of the 1933 Act.

          (o) An entity in which all of the equity owners are accredited investors.

As used in this questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of paragraph (1) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, an investor should add to adjusted gross income any amount attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the day of June ___, 1998.

                                             Signature

                                             /s/ Frank E. Weise, III


                                             Printed or Typed Name

                               FRANK E. WEISE, III


                     Social Security or Taxpayer I.D. Number

                                COTT CORPORATION

                          STATEMENT OF RESPONSIBILITIES

                           - CHIEF EXECUTIVE OFFICER -

The Chief Executive Officer of Cott Corporation (the "Corporation") shall be responsible for directing the Corporation with the objective of providing maximum profit and return on invested capital, establishing short-term and long-term objectives, plans, performance standards and policies subject to the approval of the Board of Directors. To that end, the Chief Executive Officer will be ultimately responsible for:

- Preparing, at least annually, a statement of objectives, plans, performance standards and policies for the Corporation, which shall be reviewed by the Human Resources, Compensation and Corporate Governance Committee and shall be approved by the Board of Directors.

- Ensuring that the Corporation's material operating plans, performance standards and policies are uniformly understood and properly interpreted and administered by subordinates.

- Presenting proposed operating and capital expenditure budgets for review and approval by the Board of Directors.

- Directing all investigations and negotiations pertaining to material acquisitions or dispositions, mergers and joint ventures.

- Representing the Corporation as appropriate in its relationship with major customers, suppliers, competitors, commercial and investment bankers, investment analysts, the media, security holders, government agencies, professional associations, unions, employees and the public generally.

- Analyzing the operating results of the Corporation and its principal divisions relative to established objectives and taking appropriate steps to correct unsatisfactory conditions.

- Making recommendations to the Human Resources, Compensation and Corporate Governance Committee as regards Senior Officer succession planning and compensation.

- Insuring the adequacy and soundness of the Corporation's financial structure and reviewing projections of working capital requirements.

- Delegating any or all of the above-noted responsibilities and maintaining ultimate supervisory responsibility to ensure that they are performed.